Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401

111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161 www. lucbro.com

December 11, 2025

JFB Construction Holdings

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

RE: JFB Construction Holdings Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you, JFB Construction Holdings, a Nevada corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof (the “Registration Statement”). The Registration Statement relates to the resale by certain selling stockholders of up to an aggregate of 24,852,314 shares of common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) 4,389,500 shares of Series C Convertible Preferred Stock, par value $0.0001 per share, stated value $10.00 per share (“Series C Preferred Stock”), convertible into 8,068,933 shares of Common Stock (the “Conversion Shares”) at a conversion price of $5.44 per share of Series C Preferred Stock; (ii) 8,068,933 warrants (the “Common A Warrants”) to purchase up to an aggregate of 8,068,933 shares of Common Stock (the “Common A Warrant Shares”), (iii) 8,068,933 warrants (the “Common B Warrants” and collectively with the Common A Warrants, the “PIPE Warrants”) to purchase up to an aggregate of 8,068,933 shares of Common Stock (the “Common B Warrant Shares”, and collectively with the Common A Warrant Shares, the “PIPE Warrant Shares”), all in accordance with that certain Securities Purchase Agreement, dated as of September 26, 2025 (the “Purchase Agreement”), by and among the Company and the Purchaser named therein; and (iv) warrants (the “Placement Agent Warrants” and, collectively with the PIPE Warrants, the “Warrants”), to purchase an aggregate of 645,515 shares of Common Stock (the “Placement Agent Warrant Shares” and together with the Conversion Shares, the PIPE Warrants, the PIPE Warrant Shares and the Placement Agent Warrants, the “Securities”), pursuant to the Placement Agent Agreement with Dominari Securities LLC, dated September 26, 2025 (the “Placement Agent Agreement”). The Purchase Agreement, the Placement Agent Agreement and the Warrants, are referred to collectively herein as the “Transaction Documents”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the Articles of Incorporation, the Bylaws of the Company, and Certificate of Designation of the Series C Preferred Stock, each as amended and/or restated as of the date hereof; (b) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities, and related matters; (c) the Registration Statement and all exhibits thereto, (d) the Transaction Documents; and (e) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

(i)	the Conversion Shares have been duly authorized by all necessary corporate action of the Company, and when issued and delivered by the Company upon the conversion of the Series C Convertible Preferred Stock as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable;

(ii)	the PIPE Warrant Shares have been duly authorized, and when issued and delivered by the Company upon exercise of the PIPE Warrants in accordance with the terms of such PIPE Warrants, will be validly issued, fully paid and non-assessable;

(v)	the Placement Agent Warrant Shares have been duly authorized, and when issued and delivered by the Company upon exercise of the Placement Agent Warrants in accordance with the terms of such Placement Agent Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the law of the State of Nevada and the State of New York. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter is qualified to the extent that the enforceability of any applicable agreement, document, or instrument discussed herein may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus which is made part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP